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                             SA Funds - Investment Trust

1.   SHARE PURCHASE.   RWB Advisory Services Inc. ("RWB") hereby purchases
from SA Funds - Investment Trust (the "Trust"), a series-type investment company initially having six investment portfolios (the "Funds"), the following shares of beneficial interest ("Shares") of the below named Funds at the per-share purchase price indicated below, on the terms and conditions set forth herein and in the registration statement described below:


                                   AMOUNT         PRICE          SHARES
FUNDS                              PURCHASED      PER SHARE      PURCHASED
-----                              ---------      ---------      ---------
SA Fixed Income Fund                              $10
SA U.S. Market Fund                               $10
SA U.S. HBtM Fund                                 $10
SA U.S. Small Fund                                $10
SA International HBtM Fund                        $10
SA International Small Fund                       $10

     RWB hereby acknowledges receipt of a purchase confirmation reflecting the purchase of the Shares, and the Trust hereby acknowledges receipt from RWB of funds in the amount of $100,000 in full payment of the Shares.

     RWB understands that the Trust has filed with the Securities and Exchange Commission a Registration Statement which contains the prospectus describing the Trust and the Shares to be issued thereunder. By its signature hereto, the undersigned hereby acknowledges receipt of a copy of the Registration Statement.

2. REPRESENTATIONS AND WARRANTIES. RWB hereby represents and warrants to the Trust as follows:

     (a) It is aware that no federal or state agency has made any findings or determinations as to the fairness for investment, nor any recommendations or endorsement, of the Trust's shares;

     (b) It has such knowledge and experience of financial and business matters as will enable it to utilize the information made available to it in connection with the offering described in the Trust's Registration Statement, to evaluate the merits and risks of the prospective investment and to make an informed investment decision;

     (c) It recognizes that the Trust has only recently been organized and has no financial or operating history and, further, that investment in the Trust involves certain risks related to the purchase of the Trust's shares, and it acknowledges that it has suitable financial resources and anticipated income to bear the economic risk of such an investment;


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     (d)  It is purchasing the Shares for its own account, for investment, in order to provide initial capital or "seed money," for each of the Funds and not with any intent to distribute or resell the Shares, either in whole or in part, and with no present intent to sell or otherwise dispose of the Shares, either in whole or in part;

     (e) It will not sell the Shares purchased by it without registration of such Shares under the Securities Act of 1933 except in reliance upon an exemption therefrom;

     (f) It has been furnished with, and has carefully read, this purchase agreement and the Registration Statement and such material documents relating to the Trust as its has requested and as have been provided to it by the Trust; and

     (g) It has had the opportunity to ask questions of, and receive answers from, the Trust concerning each Fund and the terms of the offering.

IN WITNESS WHEREOF, the undersigned have executed this instrument as of April _______, 1999.

                         RWB Advisory Services Inc.


                         By:________________________________
                                   [name]


                         ___________________________________
                                   [title]


                         SA Funds - Investment Trust


                         By:________________________________
                                   [name]


                         ___________________________________
                                   [title]